Exhibit 10.20
GRANT CERTIFICATE
(Executive Officers)
Market Condition Equity Grant — Participant Name
This Grant Certificate confirms that you have been granted the Units identified below (the “Granted Units”), which upon issuance are Fully Unvested Units and become vested only in accordance with the terms and conditions set forth herein. The Granted Units are subject to the terms of the First Amended and Restated Limited Partnership Agreement of KKR Holdings L.P., dated October 1, 2009, as amended (the “Holdings LPA”), and (save for the matters specifically addressed in this Grant Certificate) to the applicable terms of any other written documents executed by you relating to your interests in KKR Holdings L.P. (which may include a Consent, Admission and Award Agreement). Capitalized terms not otherwise defined herein have the meanings set forth in the Holdings LPA. In the event of a conflict between any term or provision contained in the Holdings LPA and this Grant Certificate, the applicable terms and provisions of this Grant Certificate will govern and prevail.
Without limiting the foregoing, and notwithstanding anything to the contrary in this Grant Certificate, the Holdings LPA or any other document, this award of Granted Units is conditioned upon and subject to your agreement to be bound by the Confidentiality and Restrictive Covenant Obligations contained in each grant agreement with respect to the equity awards granted or to be granted to you under the KKR & Co. L.P. 2010 Equity Incentive Plan (the “Public Company Plan”) and any other similar confidentiality and restrictive covenant agreement with any member of the KKR Group or KKR Capstone, as applicable, that you have previously executed or will execute while a Limited Partner (collectively, referred to as the “Confidentiality and Restrictive Covenant Agreement”).
Grant Date: Grant Date
Number of Granted Units: Number of Awards Granted
Terms and Conditions of Granted Units:

Service Condition for Vesting

Provided that the applicable Price Condition (as defined below) has been achieved, a percentage of the Granted Units shall become Fully Vested Units subject to the Limited Partner’s continued Employment (as defined below) through and at the close of business on the applicable Service Vesting Date (the “Service Condition”). The following table sets forth the maximum number of Granted Units that are eligible to become Fully Vested Units on each Service Vesting Date.

Maximum Percentage of Granted Units that may become Vested on Applicable Service Vesting Date	Applicable Service Vesting Date

To the extent the percentage of Granted Units that have achieved the Price Condition exceed the maximum percentage of Granted Units that may become Fully Vested Units on a given Service Vesting Date, such excess (up to the next applicable maximum percentage) shall become Fully Vested Units on the next Service Vesting Date, subject to the Limited Partner’s continued Employment through the close of business on such date.
To the extent the Service Condition with respect to any Granted Units is satisfied prior to the achievement of the Price Condition applicable to such Granted Units, then the relevant percentage of Granted Units will be Fully Vested Units only on the date such Price Condition is achieved.
“Employment” means the Limited Partner’s employment or engagement (including any similar association determined by the General Partner in its sole discretion to constitute employment or engagement for purposes of this Grant Certificate) with (x) any member of the KKR Group or KKR Capstone, as applicable, or (y) any consultant or service provider that provides services to any member of the KKR Group; provided that in the case of clause (y), service provided as a consultant or service provider other than through KKR Capstone must be approved by the General Partner in its sole discretion in order to qualify as “Employment” hereunder.
Price Condition for Vesting
The “Price Condition” shall be achieved with respect to the percentage of the Granted Units when the Closing Price (as defined below) per Issuer Unit meets or exceeds the applicable “Price Target” for a period of twenty (20) consecutive trading days, in each case, as set forth in the table below:

Tranche	Incremental Percentage of Granted Units that Satisfy the Price Condition	Price Target (at closing for 20 consecutive trading days)
1
2
3
4

The Price Condition is not achieved if the Closing Price is below the Price Target during such twenty (20) consecutive trading days.

In the event of any extraordinary unit distribution, unit split, unit combination, recapitalization, rights offering, split-up, spin-off or similar event that constitutes an “equity restructuring” (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718) with respect to the Issuer Units, then the General Partner shall, in the manner determined appropriate or desirable by the General Partner and without liability to any person, adjust any or all of (x) the Price Target, (y) the number of Granted Units, and (z) any other term applicable to the Granted Units.

“Closing Price” for any trading day shall mean the closing price per Issuer Unit reported on the NYSE (or, if not listed on the NYSE, the principal securities exchange on which the Issuer Units are listed). If Issuer Units are not listed on any securities exchange, the Closing Price shall be the Fair Value thereof as reasonably determined by the General Partner.
Overall Vesting Principles
Notwithstanding any provision to the contrary, (i) both the Service Condition and the Price Condition must be satisfied for any Granted Unit to constitute a Fully Vested Unit, (ii) no Granted Unit shall be a Fully Vested Unit prior to January 1, 2018, and (iii) any Granted Unit that fails to become a Fully Vested Unit by the close of business on January 1, 2021 shall be canceled and forfeited without any consideration.
No Vesting Upon Retirement

Notwithstanding anything to the contrary in the Holdings LPA, the Granted Units shall not be affected when a Limited Partner becomes a Terminated Limited Partner due to Retirement, and Section 3.6(c) of the Holdings LPA shall not apply to the Granted Units.
No Vesting Upon Change of Control
Notwithstanding anything to the contrary in the Holdings LPA, the Granted Units shall not be affected by the occurrence of any Change of Control, and Section 3.5(b)(iv) of the Holdings LPA shall not apply to the Granted Units.
Continued Service Condition Vesting Upon Death or Disability
Notwithstanding anything to the contrary in the Holdings LPA, in the event of the Limited Partner’s death or Disability, the Granted Units shall remain outstanding until January 1, 2021 and, to the extent the applicable Price Conditions are satisfied with respect thereto, shall be eligible to become Fully Vested Units on the applicable Service Vesting Dates (as though the Limited Partner’s Employment had not terminated). Notwithstanding anything to the contrary in the Holdings LPA, the determination of a Limited Partner’s Disability shall be determined by the General Partner in its sole discretion.
Continued Service Condition Vesting for Termination without Cause
Notwithstanding anything to the contrary in the Holdings LPA, in the event that the Employment of the Limited Partner is involuntarily terminated by the KKR Group or KKR Capstone, as applicable, for any reason other than for Cause or by reason of death or Disability (a “Involuntary Termination without Cause”), each Granted Unit for which the applicable Price Condition has been satisfied prior to the date of the Termination without Cause shall be eligible to become a Fully Vested Unit on the applicable Service Vesting Dates (as though the Limited Partner’s Employment had not terminated). This vesting eligibility shall not occur pursuant to this paragraph for any (i) termination of Employment by the Limited Partner for any reason, (ii) involuntary termination of Employment by the KKR Group or KKR Capstone, as applicable, for Cause, or (iii) termination of Employment by reason of death or Disability (which is governed by the paragraph above).
Forfeiture for Any Other Termination
If the Limited Partner’s Employment terminates for any reason other than for death, Disability or Involuntarily Termination without Cause as provided in this Grant Certificate, then all Granted Units that are not Fully Vested Units at the time of termination of Employment shall be canceled and forfeited without consideration.
Two-Year Clawback for Termination for Cause or Breach of Confidentiality and Restrictive Covenant Agreement

If either (i) for any reason the Limited Partner’s Employment is terminated for Cause or (ii) the Limited Partner breaches the confidentiality, non-competition and non-solicitation provisions set forth in the Limited Partner’s Confidentiality and Restrictive Covenant Agreement (each event in clauses (i) or (ii), a “Triggering Event”), then a number of Units (whether Granted Units or any other Units owned by such Limited Partner) equal to the number of Granted Units that became Fully Vested Units during the two (2) year period immediately prior to the date of the Triggering Event shall be canceled and forfeited without consideration (or, if exchanged or sold, the Limited Partner may be required to return or repay to the Partnership the net proceeds of such exchange or sale), unless otherwise determined in writing by the General Partner in its sole discretion. Any Granted Units that became Fully Vested Units earlier than the two (2) year period immediately prior to the Triggering Event shall not be subject to the provisions of this paragraph, and nothing in this paragraph shall be deemed to limit any other rights or remedies that may be available to the General Partner, the Partnership or their Affiliates with respect to the occurrence of a Triggering Event.

No Additional Vesting Provisions and No Transfer Restrictions

The additional vesting provisions set forth in Appendix B of the Holdings LPA and the transfer restrictions set forth in Appendix C and Appendix D of the Holdings LPA shall not apply to the Granted Units.

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In Witness Whereof, the parties hereto have executed this Grant Certificate as of the date specified under the signature of the Limited Partner

KKR HOLDINGS L.P.

By:	KKR HOLDINGS GP LIMITED,
its general partner
By:	/s/ William J. Janetschek
William Janetschek Director

In Witness Whereof, the undersigned Limited Partner has caused this signature page to the Grant Certificate of KKR HOLDINGS L.P. to be duly executed on the date specified under the signature of the Limited Partner.

“LIMITED PARTNER”

Electronic Signature

Name: Participant Name

Dated: Grant Date